SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2004

Riverview Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Washington State or other jurisdiction of incorporation	0-22957 Commission File Number	91-1838969 (I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington (Address of principal executive offices)	98660 (Zip Code)

Registrant's telephone number (including area code) (360) 693-6650

Not Applicable
(Former name or former address, if changed since last report)

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Item 5. Other Events

        On February 11, 2004, Riverview Bancorp, Inc. ("Riverview") and its wholly-owned subsidiary, Riverview Community Bank ("Savings Bank") announced the appointment of Ronald Wysaske as President and Chief Operating Officer of Riverview and the Savings Bank. Mr. Wysaske has been with Riverview since 1976, and has served as Executive Vice President and Chief Financial Officer of the Savings Bank since 1981, and of Riverview since its inception in 1997. Patrick Sheaffer will continue serving Riverview as its Chairman and Chief Executive Officer and the Savings Bank as Chief Executive Officer. Mr. Sheaffer also announced several other promotions within Riverview and the Savings Bank, including the promotion of Ronald Dobyns from Controller to Senior Vice President and Chief Financial Officer of Riverview and the Savings Bank.

Additional information is contained in the press release issued by Riverview on February 11, 2004, which is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        Exhibit

           99     Press Release dated February 11, 2004.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                RIVERVIEW BANCORP, INC.

DATE: February 11, 2004                         By: /s/ Patrick Sheaffer
                                                                      Patrick Sheaffer
                                                                      Chairman and Chief Executive Officer

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Exhibit 99

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PRESS RELEASE

WYSASKE NAMED PRESIDENT/COO OF RIVERVIEW COMMUNITY BANK

VANCOUVER, WA -February 11, 2004 - Riverview Bancorp, Inc (NASDAQ:RVSB) and Riverview Community Bank announced today promotions within the company, including Ronald Wysaske being named President and Chief Operating Officer of Riverview Community Bank.

Pat Sheaffer, who will remain as Chairman and CEO, also announced the following promotions:

  Ronald Dobyns promoted from Controller to SVP and Chief Financial Officer
  Blake Burgess promoted to VP and Controller
  Jeff Donaldson promoted to SVP

Wysaske has been with Riverview since 1976, and has served as Executive Vice President and Chief Financial Officer at Riverview Community Bank since 1981, and of Riverview Bancorp, Inc. since its inception in 1997. Sheaffer will maintain his title and active leadership role as Chief Executive Officer of Riverview Community Bank, as well as Chairman and CEO of Riverview Bancorp, Inc.

Sheaffer commented, "I am pleased to announce this promotion and to recognize Ron's significant contributions, as well as his increasing level of responsibility within our company. His banking and financial expertise, combined with his commitment to customers, employees and the community have been instrumental in the Bank's success." Sheaffer continued, "Ron is a highly respected leader in our company, our community, and our industry. Our directors and employees join me in congratulating him on this well-earned promotion."

Wysaske received a Bachelor of Arts in Business in 1974, and an MBA in1989, both from Washington State University. Wysaske currently serves on the Executive Committee of the Board of Directors for the Columbia River Economic Development Council, and on the Board of Trustees for the Washington State University Foundation. He also is an adjunct faculty member of the College of Business and Economics for Washington State University-Vancouver.

Mr. Sheaffer also announced three other promotions. Ronald Dobyns was named Senior Vice President and Chief Financial Officer of Riverview Community Bank and Riverview Bancorp, Inc. Mr. Dobyns has served as Riverview's Controller since 1996, and has been in banking since 1981, working for First Interstate Bank of Oregon and US Bancorp, in Portland. He holds a Bachelor of Science in Agricultural Economics from Oregon State University and an MBA from University of Minnesota. A graduate of the Pacific Coast Banking School, he is also an Oregon Certified Public Accountant, and a member of the Oregon Society of CPAs.

Jeff Donaldson is promoted to Senior Vice President of Business and Professional Banking. Mr. Donaldson has served as a Commercial Loan Officer for Riverview since 1999. He will have a leadership role in managing commercial lending for Riverview. His career in banking started with Seattle First National Bank in 1967, and continued with Bank of America and Northwest National Bank in Vancouver. He holds a Bachelor of Science in Finance and Economics from the University of Montana, and is a graduate of the Pacific Coast Banking School.

(more)

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Wysaske Named President of Riverview Community Bank
February 11, 2003

Blake Burgess is promoted to Vice President and Controller of Riverview Community Bank. Mr. Burgess has served as Riverview's Assistant Controller since 1999. He has a BA in both Accounting and Finance from Boise State University, and has had a career in banking since 1991. Mr. Burgess was with West One Bancorp in Boise, and US Bancorp in Portland. He is an Idaho Certified Public Accountant and a member of the Oregon Society of CPAs.

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington - just north of Portland, Oregon on the I-5 corridor. It is the parent company of the 80 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp. There are 13 Southwest Washington branches, including nine in Clark County - the fastest growing county in the state - and one lending center. The bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These factors include but are not limited to: RVSB's ability to integrate the Today's Bancorp acquisition and efficiently manage expenses, competitive factors, interest rate fluctuations, regional economic conditions and government and regulatory actions. Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact:
   Riverview Bancorp, Inc.
   Pat Sheaffer or Ron Wysaske, 360/693-6650

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